UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): October 24, 2006
FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16129 (Commission File Number)	33-0927079 (IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas (Address of principal executive offices)	75039 (Zip Code)
(469) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On October 24, 2006, Fluor Corporation issued a press release wherein the company announced that it would take charges against its 2006 third quarter earnings due to cost overruns on several fixed price contracts. A copy of the press release (the “Press Release”) making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section. Furthermore, this Current Report on Form 8-K, including the exhibit, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.
     Fluor Corporation has included backlog and new awards data in the Press Release. Backlog is a measure of the total dollar value of work to be performed on contracts awarded and in progress. Although backlog reflects business that is considered to be firm, cancellations or scope adjustments may occur. Backlog is adjusted to reflect any known project cancellations, deferrals and revised project scope and costs, both upward and downward. New awards is a measure of the total dollar value of work to be performed on contracts awarded in the period. Backlog and new awards measures are regularly reported in the construction industry.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release Issued by Fluor Corporation on October 24, 2006; Fluor Corporation announcing charges on fixed price contracts in third quarter.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2006	Fluor Corporation
	By:	/s/ D. Michael Steuert
D. Michael Steuert,
Senior Vice President and Chief Financial Officer

FLUOR CORPORATION
INDEX OF EXHIBITS

Exhibit
Number	Description
99.1	Press Release Issued by Fluor Corporation on October 24, 2006; Fluor Corporation announcing charges on fixed price contracts in third quarter.